Exhibit 10.2

JOINDER AND TENTH AMENDMENT TO CREDIT AND SECURITY

AGREEMENT AND OTHER LOAN DOCUMENTS AND CONSENT

THIS JOINDER AND TENTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT AND OTHER LOAN DOCUMENTS AND CONSENT (this “Amendment”), dated as of November 8, 2016, is entered into by and among NOVATEL WIRELESS, INC., a Delaware corporation (“Novatel”), ENFORA, INC., a Delaware corporation (“Enfora”), and FEENEY WIRELESS, LLC, an Oregon limited liability company (“Feeney Wireless”; Novatel, Enfora and Feeney Wireless are sometimes referred to in this Amendment individually as a “Borrower” and collectively as the “Borrowers”), R.E.R. ENTERPRISES, INC., an Oregon corporation (“RER Enterprises”), and FEENEY WIRELESS IC-DISC, INC., a Delaware corporation (“Feeney Wireless IC-DISC”; RER Enterprises and Feeney Wireless IC-DISC are sometimes referred to in this Amendment individually as a “Guarantor” and collectively as the “Guarantors”), INSEEGO CORP. (f/k/a VANILLA TECHNOLOGIES, INC.), a Delaware corporation (the “New Guarantor”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”). Borrowers and Guarantors are sometimes individually referred to herein as a “Loan Party” and collectively referred to herein as the “Loan Parties”. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement defined below.

RECITALS

A.    The Lender and the Loan Parties have previously entered into that certain Credit and Security Agreement dated as of October 31, 2014 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrowers.

B.    Novatel has formed New Guarantor as a wholly-owned Subsidiary and has requested that Lender add New Guarantor as a “Guarantor” and a “Loan Party” under, and as a party to, the Credit Agreement and the other Loan Documents.

C.    Novatel and New Guarantor intend to enter into a Contribution Agreement, substantially in the form attached hereto as Annex A, pursuant to which Novatel intends to sell and assign to New Guarantor the “Transferred Assets” and “Assumed Liabilities” (as such terms are defined in the Contribution Agreement) (collectively, the “Contribution”).

D.    Novatel, New Guarantor, and Vanilla Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of New Guarantor formed to effectuate the Merger (defined below) (“Merger Sub”), intend to effect a merger of Merger Sub with and into Novatel, pursuant to which Merger Sub will cease to exist, and Novatel will become a wholly-owned Subsidiary of New Guarantor (the “Merger”), pursuant to an Agreement and Plan of Merger, substantially in the form attached hereto as Annex B, to be entered into by and among Novatel, New Guarantor and Merger Sub.

E.    The Lender and the Loan Parties now wish for the Lender to (i) consent to the Merger, the Change of Control resulting from the Merger, and the Contribution, (ii) add New Guarantor as a “Guarantor” and a “Loan Party” under, and as a party to, the Credit Agreement and the other Loan Documents, and (iii) amend the Credit Agreement on the terms and conditions set forth herein.

F.    The Loan Parties are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth in the Credit Agreement or any other Loan Document is being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Addition and Joinder of New Guarantor.

1.1    The Loan Parties and Lender agree that New Guarantor shall be deemed to be a “Guarantor” and a “Loan Party” under the Credit Agreement and the other Loan Documents.

1.2    Upon the date and effectiveness of this Amendment, New Guarantor agrees (i) that it shall be deemed to be a party to the Credit Agreement as a “Guarantor” and a “Loan Party” thereunder, (ii) subject to Exhibit E to the Credit Agreement (after giving effect to this Amendment), that it shall be deemed to have made all of the representations and warranties of a “Guarantor” and a “Loan Party” under the Credit Agreement and to have agreed to be bound, jointly and severally with all other “Guarantors” and “Loan Parties” by all of the conditions, obligations, appointments, covenants, representations, warranties and other agreements of a “Guarantor” and “Loan Party” under and as set forth in the Credit Agreement and this Amendment, and (iii) to promptly execute all further documentation, amendments, supplements, schedules, agreements and/or financing statements reasonably required by Lender consistent with and in furtherance of the Credit Agreement, the other Loan Documents and this Amendment. Without limiting the generality of the foregoing, New Guarantor hereby unconditionally grants, assigns, and pledges to Lender for the benefit of Lender and each Bank Product Provider, to secure payment and performance of the Obligations, a continuing security interest in and Lien on all of New Guarantor’s right, title, and interest in and to the Collateral, as security for the payment and performance of all Obligations.

2.    Amendments to Credit Agreement.

2.1    Section 2.4(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(b)    Payments by Account Debtors. Other than during any period described in the next sentence, Borrowers shall deposit all payments from Account Debtors, insurance proceeds, and any other collections into the Collection Account, and, so long as no Event of Default is existing, such funds shall be transferred from the Collection Account to, and be maintained in, any other Deposit Accounts maintained with Lender or that are subject to Control Agreements as directed by Borrowers from time to time. At any time that Liquidity is less than $15,000,000 for five or more consecutive Business

Days (and continuing thereafter until such time as Liquidity is equal to or greater than $15,000,000 for not less than 60 consecutive days) or during the existence of an Event of Default, (i) Borrowers shall instruct all Account Debtors to thereafter make payments directly to the Collection Account (by wire transfer, ACH, or other means as Lender may direct from time to time), (ii) if any Borrower receives a payment of the Proceeds of Collateral directly, such Borrower will promptly deposit the payment or Proceeds into the Collection Account and any funds maintained in any Deposit Account by Borrower shall be promptly transferred to the Collection Account, (iii) until so deposited, such Borrower will hold all such payments and Proceeds in trust for Lender without commingling with other funds or property, and (iv) any collected and immediately available funds received in the Collection Account shall be applied by Lender to the outstanding Obligations (unless Lender is restricted or prohibited from doing so as a matter of law).”

2.2    Section 2.17 of the Credit Agreement is hereby amended by deleting each reference to “Novatel Wireless, Inc.” that appears therein and replacing it with “Inseego Corp.”

2.3    Section 6.12(j) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(j)    Cash Management. As of the Tenth Amendment Date, each Loan Party shall have established and shall maintain at Lender all Cash Management Services, including all deposit accounts; provided that any Loan Party may continue to maintain deposit accounts at other banks for purposes of holding foreign currency deposits so long as the aggregate Dollar Equivalent of funds in such other accounts shall not exceed $2,000,000 at any time. Such Cash Management Services maintained by each Loan Party shall be of a type and on terms reasonably satisfactory to Lender.”

2.4    The penultimate sentence of Section 6.15(a) of the Credit Agreement is hereby amended by deleting the reference to “Novatel Wireless, Inc.” that appears therein and replacing it with “Inseego Corp.”

2.5    Section 7.9 of the Credit Agreement is hereby amended by deleting the reference to “Novatel Wireless, Inc.” that appears in clause (a) thereof and replacing it with “Inseego Corp.”, by amending clause (c) thereof to read in its entirety as set forth below, by deleting the “and” at the end of clause (e) thereof, by replacing the “.” at the end of clause (f) thereof with “; and”, and adding a new clause (g) to read in its entirety as set forth below:

“(c)    Payments to redeem or otherwise acquire existing Stock of Inseego Corp. so long as the any consideration used to make such payments is derived solely from the issuance of new Stock (other than Prohibited Preferred Stock) by Inseego Corp. after the Closing Date;”

“(g)    Dividends or distributions to Inseego Corp. for the purpose of permitting Inseego Corp. to make the following payments upon or substantially concurrently with the receipt by Inseego Corp. of such dividends or distributions: the Feeney Merger Payment to the extent permitted under this Agreement, payments permitted by clause (q)

of the definition of Permitted Indebtedness, and/or payments permitted by clause (s) of the definition of Permitted Investments.”

2.6    Clause (iv) of Section 7.11(b) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(iv) [Intentionally Omitted],”

2.7    The first sentence of Section 7.9(a) of the Credit Agreement is hereby amended by deleting the reference to “Novatel Wireless, Inc.” that appears therein and replacing it with “Inseego Corp.”

2.8    Section 12 of the Credit Agreement is hereby amended by deleting each reference to “Novatel Wireless, Inc.” that appears therein and replacing it with “Inseego Corp.”

2.9    The following new defined terms are hereby added to Schedule 1.1 to the Credit Agreement in the appropriate alphabetical position:

“Contribution Documents” means that certain Contribution Agreement, dated as of November 8, 2016, by and among Novatel Wireless, Inc. and Inseego Corp., and all other documents related thereto and executed in connection therewith.”

“Inseego Corp.” means Inseego Corp., a Delaware corporation.”

“Tenth Amendment Date” means November 8, 2016.”

“Vanilla Merger Documents” means that certain Agreement and Plan of Merger, dated as of November 7, 2016, by and among Novatel Wireless, Inc., New Guarantor, and Vanilla Merger Sub, Inc., and all other documents related thereto and executed in connection therewith.”

2.10    The definition of “Change of Control” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to each of “Novatel Wireless, Inc.” and “a Borrower” that appear therein and replacing such references in each case with “Inseego Corp.”

2.11    The definition of “Convertible Note Documents” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

““Convertible Note Documents” means the Convertible Notes, the Indenture dated on or about June 10, 2015 between Novatel Wireless, Inc. and Wilmington Trust, National Association, as trustee, and all other documents related thereto and executed in connection therewith, as such may after the Tenth Amendment Date be assigned to or exchanged for Convertible Notes of Inseego Corp. in substantially the same form.”

2.12    The definition of “Convertible Notes” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

““Convertible Notes” means Novatel Wireless, Inc.’s 5.50% Convertible Senior Notes Due 2020 as described in the Private Placement Memorandum, as such may after the Tenth Amendment Date be assigned to or exchanged for substantially similar Notes of Inseego Corp.”

2.13    The definition of “EBITDA” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to each of “Borrowers’ and their Subsidiaries” and “Novatel Wireless, Inc.” that appears therein and replacing such reference in each case with “Inseego Corp.” and deleting the reference to “from DigiCore” that appears therein and replacing such reference with “from, directly or indirectly, DigiCore”.

2.14    The definition of “Feeney Merger Amendment” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

““Feeney Merger Amendment” means that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of January 5, 2016, by and between Novatel Wireless, Inc. and Ethan Ralston, in his capacity as Stockholders’ Representative and Amendment No. 1 to Escrow Agreement, dated as of January 5, 2016, by and between Novatel Wireless, Inc., Ethan Ralston, in his capacity as Stockholders’ Representative, and Wilmington Trust, N.A., as escrow agent, as the same may be assigned to and/or assumed by Inseego Corp.”

2.15    The definition of “Feeney Merger Documents” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

““Feeney Merger Documents” means that certain Agreement and Plan of Merger, dated as of March 27, 2015, by and among Novatel Wireless, Inc., Duck Acquisition, Inc., R.E.R. Enterprises, Inc., the stockholders of R.E.R. Enterprises, Inc. party thereto, and Ethan Ralston, as the shareholder representative, and all other documents related thereto and executed in connection therewith, as the same may be assigned to and/or assumed by Inseego Corp.”

2.16    The definition of “Feeney Merger Payment” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

““Feeney Merger Payment” means any payment required to be made by Novatel Wireless, Inc. pursuant to Section 2.1(a) of the Agreement and Plan of Merger, dated as of March 27, 2015, by and among Novatel Wireless, Inc., Duck Acquisition, Inc., R.E.R. Enterprises, Inc., the stockholders of R.E.R. Enterprises, Inc. party thereto, and Ethan Ralston, in his capacity as Stockholders’ Representative, as amended by the Feeney Merger Amendment, as the same may be assigned to and/or assumed by Inseego Corp.”

2.17    The definition of “Interest Expense” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to “Novatel Wireless, Inc.” that appear therein and replacing such reference with “Inseego Corp.”

2.18    Clause (j) of the definition of “Permitted Acquisition” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

“(j)    the purchase consideration payable in respect of Permitted Acquisitions (including deferred payment obligations) individually or in the aggregate, during any twelve-month period, shall not exceed $15,000,000; provided that such limit shall be $25,000,000 so long as the portion of the purchase consideration that is paid from a source other than the proceeds of Stock issued after the Closing Date but before the Tenth Amendment Date by Novatel Wireless, Inc. or after the Tenth Amendment Date by Inseego Corp. (in each case, in connection with Permitted Acquisitions) does not exceed $15,000,000.”

2.19    Clause (q) of the definition of “Permitted Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the references to “Novatel Wireless, Inc.” that appear therein and replacing such references with “Novatel Wireless, Inc., or Inseego Corp., as the case may be”.

2.20    The definition of “Permitted Intercompany Advances” set forth in Schedule 1.1 to the Credit Agreement is hereby amended to read in its entirety as follows:

““Permitted Intercompany Advances” means loans made by (a) a Loan Party to another Loan Party (provided that the aggregate outstanding balance of loans made by (x) the Borrowers to the Loan Parties that are not Borrowers (other than Inseego Corp. for the purpose of permitting Inseego Corp. to make the following payments upon or substantially concurrently with the receipt by Inseego Corp. of such loans: the Feeney Merger Payment to the extent permitted under this Agreement, payments permitted by clause (q) of the definition of Permitted Indebtedness, and/or payments permitted by clause (s) of the definition of Permitted Investments) shall not at any time exceed the sum of (A) $500,000 less (B) the outstanding aggregate amount of Investments described in clause (l) of the definition of Permitted Investments, and (y) any Loan Party to any Loan Party that is not organized under one of the States of the United States shall not exceed $250,000; provided that the foregoing limitations shall not restrict the amount of loans made by Borrowers to non-Borrowers that are funded with the proceeds of the issuance of Stock of Novatel Wireless, Inc. after the Closing Date but before the Tenth Amendment Date or of Inseego Corp. after the Tenth Amendment Date for the purpose of consummating, but only to the extent necessary to consummate, a Permitted Acquisition), (b) a Subsidiary of a Loan Party which is not a Loan Party to another Subsidiary of a Loan Party which is not a Loan Party, and (c) a Subsidiary of a Loan Party which is not a Loan Party to a Loan Party, so long as the parties thereto are party to an Intercompany Subordination Agreement.”

2.21    The definition of “Permitted Investments” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by amending clause (l) thereof to read in its entirety as set forth below, and by deleting the references to “Novatel Wireless, Inc.” that appear in clause (s) thereof and replacing such references with “Novatel Wireless, Inc., or, after the Tenth Amendment Date, Inseego Corp.”:

“(l)    Investments in the form of capital contributions and the acquisition of Stock made by any Loan Party in any other Loan Party (other than capital contributions to or the acquisition of Stock of a Borrower by a Guarantor other than Inseego Corp.);

provided that outstanding Investments made by Borrowers in any Loan Parties that are not Borrowers shall not at any time exceed the sum of (A) $500,000 less (B) the outstanding aggregate amount of outstanding loans described under subclause (x) of clause (a) of the definition of Permitted Intercompany Advances; provided that the foregoing limitations shall not restrict the amount of Investments made by Borrowers in non-Borrowers that are funded with the proceeds of the issuance of Stock of Novatel Wireless, Inc. after the Closing Date but before the Tenth Amendment Date or of Inseego Corp. after the Tenth Amendment Date for the purpose of consummating, but only to the extent necessary to consummate, a Permitted Acquisition;”

2.22    The definition of “Subsidiary” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by deleting the reference to “Novatel” that appears therein and replacing such reference with “Novatel Wireless, Inc., or Inseego Corp., as the case may be”.”

2.23    Schedule 6.1 to the Credit Agreement is hereby amended by deleting the references to “the Borrowers and their respective Subsidiaries” that appear therein and replacing such references with “Inseego Corp. and its Subsidiaries”.

2.24    Exhibit A to the Credit Agreement is hereby replaced in its entirety with Annex C attached to this Amendment.

2.25    Exhibit D to the Credit Agreement is hereby amended as follows:

(a)    All references to “the Second Amendment Date” set forth therein shall be replaced with “the Tenth Amendment Date”.

(b)    Section 5.1(d) is hereby amended be deleting each reference to “Novatel Wireless, Inc.” that appears therein and replacing it with “Inseego Corp.”

(c)    The following new Section 5.33 is hereby added to the end of Exhibit D:

“5.33    Vanilla Merger Documents and Contribution Documents. As of the Tenth Amendment Date, Inseego Corp. has delivered to Lender a complete and correct copy of the Vanilla Merger Documents and Contribution Documents, including all schedules and exhibits thereto. The execution, delivery and performance of each of the Vanilla Merger Documents and Contribution Documents has been duly authorized by all necessary action on the part of each party thereto. Each Vanilla Merger Document and Contribution Document is the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, in each case except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights and (ii) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought. No party to any Vanilla Merger Document or Contribution Document is in default in the performance or compliance with any material provisions thereof. As of the Tenth Amendment Date, all representations and warranties made by each party in the Vanilla Merger Documents and Contribution Documents and in any certificates delivered in connection therewith were true and correct in all material respects. None of the representations or warranties of any other Person in the Vanilla Merger Documents or Contribution Documents contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading, in any case that could reasonably be expected to result in a Material Adverse Change. On the Tenth Amendment Date, the transactions contemplated by the Vanilla Merger Documents and Contribution Documents have been or will be consummated in all material respects, in accordance with all applicable laws. As of the Tenth Amendment Date, all requisite approvals by Governmental Authorities having jurisdiction over each party thereto with respect to such transactions have been obtained (including filings or approvals required under the Hart-Scott-Rodino Antitrust Improvements Act, if applicable), except for any approval the failure to obtain would not reasonably be expected to result in a Material Adverse Change.”

2.26    Exhibit E to the Credit Agreement is hereby replaced in its entirety with Annex D attached to this Amendment.

3.    Consents. Upon satisfaction of the conditions precedent set forth in Section 5 of this Amendment (other than the filing of the Merger in the State of Delaware) and notwithstanding any restrictions in the Credit Agreement, Lender hereby consents to (i) the Merger, which shall be deemed to constitute a “Permitted Acquisition” under the Credit Agreement, (ii) the Change of Control resulting from the Merger, (iii) the Contribution and (iv) the change in the organizational documents of Novatel Wireless, Inc. as attached to the Secretary’s Certificate of such Borrower delivered to the Lender on the date hereof. In addition, notwithstanding the requirement in each Patent and Trademark Security Agreement that the applicable Loan Party provide written notice to Lender of intellectual property not listed therein within 30 days after the end of each fiscal quarter of such Loan Party, Lender hereby agrees that the amendment to Exhibit E to the Credit Agreement pursuant to Annex D attached to this Amendment shall constitute timely notice with respect to any such intellectual property of Novatel and Feeney Wireless listed in such Exhibit E. From and after the date of this Amendment, each of Novatel and Feeney Wireless shall timely deliver any such notice as required pursuant to the applicable Patent and Trademark Security Agreement.

4.    Amendment Fee. Intentionally Omitted.

5.    Effectiveness of this Amendment. This Amendment (other than the consents set forth in Section 3 above which shall be effective on the date hereof) shall be effective upon Lender’s receipt of the following items, in form and content acceptable to the Lender:

5.1    This Amendment, duly executed in a sufficient number of counterparts for distribution to all parties;

5.2    The Continuing Guaranty duly executed by New Guarantor;

5.3    A Pledged Interests Addendum duly executed by New Guarantor;

5.4    A Patent and Trademark Security Agreement duly executed by New Guarantor;

5.5    A First Amendment to Patent and Trademark Security Agreement duly executed by Novatel and a First Amendment to Patent and Trademark Security Agreement duly executed by Feeney Wireless;

5.6    Current searches of New Guarantor showing that no Liens have been filed and remain in effect against such Person other than Permitted Liens;

5.7    A perfected first priority security interest in the assets of New Guarantor (subject to Permitted Liens);

5.8    Such forms and verifications as Lender may need to comply with the U.S.A. Patriot Act and any other regulatory or internal policies applicable to or mandated by Lender;

5.9    An opinion of counsel to the New Guarantor;

5.10    The Merger shall have been consummated in accordance with the terms of the Vanilla Merger Documents, the forms of which shall have been approved by Lender, and no terms or conditions of the Vanilla Merger Documents (other than any immaterial terms or conditions) shall have been waived without the consent of Lender;

5.11    A certificate from the Secretary or Assistant Secretary of each Loan Party and New Guarantor (i) attesting to the Governing Documents of such Loan Party and New Guarantor, as applicable, (ii) attesting to the resolutions of the Board of such Loan Party and New Guarantor, as applicable, authorizing its execution, delivery, and performance of this Amendment and the other Loan Documents to which such Loan Party and New Guarantor, as applicable, is a party, (iii) authorizing specific officers of such Loan Party and New Guarantor, as applicable, to execute the same, and (iv) attesting to the incumbency and signatures of such specific officers of such Loan Party and New Guarantor, as applicable;

5.12    Certificates of status with respect to New Guarantor issued by (i) the appropriate officer of the jurisdiction of organization of such Person and (ii) the appropriate officer of the jurisdictions (other than the jurisdiction of organization of New Guarantor) in which the failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Person is in good standing in such jurisdiction;

5.13    The representations and warranties set forth in this Amendment must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof); and

5.14    All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded, as reasonably required by the Lender.

6.    Post-Amendment Covenants. The obligations of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the satisfaction of the following covenants, and the failure by Borrowers to so perform or cause to be performed the following as and when required, unless extended or otherwise waived in writing by Lender (in Lender’s sole discretion), shall constitute an Event of Default:

6.1    Within 90 days after the date of this Amendment, Borrowers shall provide to Lender a Cession and Pledge in Security, duly executed by New Guarantor, pledging 65% of the total outstanding voting Stock of DigiCore Holdings Limited, in form and substance reasonably satisfactory to Lender, stock certificates and stock powers or their equivalents evidencing such pledge, and such other documentation, including an opinion of counsel reasonably satisfactory to Lender, which in its opinion is appropriate with respect to such pledge;

6.2    Within 30 days after the date of this Amendment, Borrowers shall provide to Lender Cash Management Documents and a Control Agreement duly executed by New Guarantor, which shall be in form and substance reasonably satisfactory to Lender;

6.3    Within 30 days after the date of this Amendment, Borrowers shall provide to Lender certificates of insurance and endorsements relating to New Guarantor, which shall be in form and substance reasonably satisfactory to Lender; and

6.4    Within 5 days after the date of this Amendment, stock certificates and stock powers or their equivalents evidencing the pledge by New Guarantor of the equity interests in Novatel, RER Enterprises and Novatel Wireless Solutions, Inc.

7.    Representations and Warranties. The Loan Parties and New Guarantor each represent and warrant as follows:

7.1    Authority. The Loan Parties and New Guarantor each has the requisite corporate or limited liability company, as applicable, power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by the Loan Parties and New Guarantor of this Amendment have been duly approved by all necessary corporate or limited liability company, as applicable, action and no other corporate or limited liability company, as applicable, proceedings are necessary to consummate such transactions.

7.2    Enforceability. This Amendment has been duly executed and delivered by the Loan Parties and New Guarantor. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each Loan Party and New Guarantor, enforceable against each Loan Party and New Guarantor in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and is in full force and effect.

7.3    Representations and Warranties. Subject to the effectiveness of this Amendment and Exhibit E attached hereto, the representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof.

7.4    Due Execution. The execution, delivery and performance of this Amendment are within the corporate or limited liability company, as applicable, power of each Loan Party and New Guarantor, have been duly authorized by all necessary action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on any Loan Party or New Guarantor except to the extent that any such contravention could not individually or in the aggregate reasonably be expected to cause a Material Adverse Change.

7.5    No Default. Upon the effectiveness of this Amendment and the consents set forth in Section 3, no event has occurred and is continuing that constitutes a Default or an Event of Default.

8.    No Waiver. Except as otherwise expressly provided herein, the execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or a waiver of any breach, default or event of default under any other Loan Document or other document held by Lender, whether or not known to Lender and whether or not existing on the date of this Amendment.

9.    Release. Each of the Loan Parties and New Guarantor hereby absolutely and unconditionally releases and forever discharges Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Loan Parties and New Guarantor have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of the Loan Parties and New Guarantor in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention the Loan Parties and New Guarantor each waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

10.    Costs and Expenses. Borrowers hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Lender on demand for all Lender Expenses incurred by Lender in connection with the Loan Documents. Without limiting the generality of the foregoing, Borrowers specifically agree to pay all reasonable and documented (to the extent such documentation is reasonably requested by Borrowers) out-of-pocket fees and disbursements of counsel to Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Borrowers hereby agree that Lender may, at any time or from time to time in its sole discretion and without further authorization by Borrowers, make an Advance to the Borrowers under the Credit Agreement, or apply the proceeds of any Advance, for the purpose of paying any such fees, disbursements, costs and expenses.

11.    Choice of Law; Venue; Jury Trial Waiver; Arbitration. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State. All of the terms of Section 13 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis.

12.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or “pdf” file or other similar method of electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

13.    Reference to and Effect on the Loan Documents.

13.1    Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

13.2    Except as specifically amended by this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties and New Guarantor to the Lender and Bank Product Providers, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

13.3    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

13.4    To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

13.5    This Amendment shall be deemed to be a “Loan Document” (as defined in the Credit Agreement).

14.    Ratification. The Loan Parties and New Guarantor each hereby restate, ratify and reaffirm each and every term and condition set forth in the Credit Agreement and the other Loan Documents to which it is a party, in each case as amended by this Amendment, effective as of the date hereof.

15.    Estoppel. To induce the Lender to enter into this Amendment and to continue to make Advances or issue Letters of Credit to or for the account of the Borrowers under the Credit

Agreement, the Loan Parties and New Guarantor each hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of the Loan Parties or New Guarantor as against the Lender or any Bank Product Provider with respect to the Obligations.

16.    Integration; Conflict; Successors and Assigns; Amendment. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. In the event of any conflict between this Amendment and the Credit Agreement, the terms of this Amendment shall govern. This Amendment shall bind and inure to the benefit of the respective successors and assigns of each of the parties, subject to the provisions of the Credit Agreement and the other Loan Documents. No amendment or modification of this Amendment shall be effective unless it has been agreed to by Lender in a writing that specifically states that it is intended to amend or modify this Amendment.

17.    Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

NOVATEL WIRELESS, INC.
By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

ENFORA, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

FEENEY WIRELESS, LLC

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

GUARANTORS:

R.E.R. ENTERPRISES, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

FEENEY WIRELESS IC-DISC, INC.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Joinder and Tenth Amendment]

NEW GUARANTOR:

INSEEGO CORP.

By:	/s/ Michael A. Newman
Name:	Michael A. Newman
Title:	Executive Vice President, Chief Financial Officer and Assistant Secretary

[Joinder and Tenth Amendment]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Robin Van Meter
Name:	Robin Van Meter
Title:	Authorized Signatory

[Joinder and Tenth Amendment]